EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-      ) pertaining to the 2015 Omnibus Incentive Plan of our reports dated February 5, 2015, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. and the effectiveness of internal control over financial reporting of Cullen/Frost Bankers, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Antonio, Texas
April 29, 2015